Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF "MASTERWORKS 012, LLC", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2023, AT 11:38 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

7894131 8100
SR# 20234339205

Authentication: 204919141
Date: 12-27-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:38 AM 12/27/2023
FILED 11:38 AM 12/27/2023
SR 20234339205 - File Number 7894131

CERTIFICATION OF CANCELLATION

OF

MASTERWORKS 012, LLC

December 27, 2023

The undersigned, an authorized representative of Masterworks 012, LLC, a Delaware limited liability company (the "**Company**"), hereby effects the cancellation of the Certificate of Formation of the Company (the "**Certificate**") pursuant to Limited Liability Company Act of the State of Delaware Section 18-801 and certifies as follows:

1. The name of the Company is Masterworks 012, LLC.

2. The date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware was March 10, 2020.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first written above.

Josh Goldstein

Name: Joshua B. Goldstein
Title: General Counsel, Secretary and Member of the Board of Managers